United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
 __________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): September 21, 2012

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 21, 2012, Urstadt Biddle Properties Inc. (the "Company") entered into a new $80 million unsecured revolving credit agreement with a syndicate of four banks led by The Bank of New York Mellon, as administrative agent.  The syndicate also includes Wells Fargo Bank N.A. (syndication agent), Bank of Montreal and Regions Bank (co-documentation agents).  The Company's repayment obligations under the agreement are guaranteed by the Company's subsidiaries that own real estate unencumbered by mortgages.   Under the credit agreement, the Company may request the issuance of letters of credit up to an aggregate amount of $10 million.
Loans made and letters of credit issued under the credit agreement can be used for general business purposes, including, but not limited to, acquisitions, working capital, capital expenditures, repayment of other indebtedness and approved Company stock buyback programs.
The lenders' commitments under the credit agreement will terminate on September 21, 2016, the maturity date.  The outstanding principal balance of borrowings under the credit agreement will be due on the maturity date, other than letters of credit which will have expiration dates that do not exceed one year from the issue date.  The Company has the option to increase the capacity under the credit agreement up to $125 million from $80 million to the extent the existing lenders or other lenders agree to provide the additional commitment.  In addition, the Company has the ability, upon satisfaction of certain conditions outlined in the credit agreement, to extend the maturity date of the facility to September 21, 2017.
The Company may elect to have loans under the credit agreement bear interest at (a) a Eurodollar rate based on LIBOR, plus an applicable margin of 1.5% to 2.0%, depending on the percentage that the Company's consolidated total indebtedness represents of the gross asset value (as such terms are defined in the agreement), or (b) a base rate equal to The Bank of New York Mellon's prime lending rate plus 0.50% to 1.0%.  In addition, the Company will pay a quarterly commitment fee on the average daily unadvanced portion of the total amount committed under the credit agreement at a rate of 0.35%, if borrowings under the credit agreement are less than $40 million, or 0.25%, if borrowings equal or exceed $40 million.
The credit agreement contains representations and financial and other affirmative and negative covenants usual and customary for this type of agreement.  So long as any amounts remain outstanding or unpaid under the credit agreement, the Company must satisfy certain financial covenants:  (1) unsecured indebtedness may not exceed $150 million; (2) secured indebtedness may not exceed 35% of gross asset value, as determined under the credit agreement; (3) total secured and unsecured indebtedness, excluding preferred stock, may not be more than 55% of gross asset value; (4) unsecured indebtedness may not exceed 50% of the eligible real asset value of unencumbered properties in the unencumbered asset pool as defined under the credit agreement; (5) earnings before interest, taxes, depreciation and amortization must be at least 175% of fixed charges; (6) the net operating income from unencumbered properties must be 200% of unsecured interest expenses; (7) not more than 15% of the gross asset value may be attributable to the Company's pro rata share of the value of unencumbered properties owned by non-wholly owned subsidiaries or unconsolidated joint ventures; and (8) the number of un-mortgaged properties in the unencumbered asset pool must be at least 10.  For purposes of these covenants, eligible real estate value is calculated as the sum of the Company's properties annualized net operating income for the prior 2 fiscal quarters capitalized at 7.5% and the purchase price of any eligible real estate asset acquired during the prior fiscal quarter.  Gross asset value is calculated as the sum of (a) eligible real estate value; (b) the Company's pro rata share of eligible real estate value of eligible joint venture assets; (c) cash and cash equivalents; (d) marketable securities; (e) the book value of the Company's construction projects and the Company's pro rata share of the book value of construction projects owned by unconsolidated joint ventures and (f) eligible mortgages and trade receivables, as defined in the agreement.
The credit agreement includes usual and customary events of default and remedies for facilities of this nature (with customary grace periods, as applicable) and provides that, upon the occurrence and continuation of an event of default, payment of all amounts payable under the credit agreement may be accelerated and/or the lenders' commitments may be terminated.  In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the credit agreement will automatically become immediately due and payable and the lenders' commitments will automatically terminate.
The Company has customary corporate and commercial banking relationships with the lenders and agents.
A copy of the credit agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference herein.
Item 1.02                          Termination of a Material Definitive Agreement
On September 21, 2012, in connection with the entry into the credit agreement, the Company terminated its $50 million unsecured revolving credit agreement, dated as of February 11, 2008, among The Bank of New York Mellon and Wells Fargo Bank, N.A., as the initial lenders, The Bank of New York Mellon, as administrative agent, and Wells Fargo Bank, N.A., as documentation agent. In conjunction with the termination the $21.9 million balance was repaid with equal borrowings on the new $80 million credit agreement. In addition, the Company made a repayment of $2.3 million on the new credit agreement and as a result the current outstanding indebtedness on the credit agreement is $19.6 million. In addition, the Company terminated its $30 million secured credit agreement with The Bank of New York Mellon, which had a maturity date of May 16, 2014 and which had no borrowings outstanding.

For a description of the material terms and conditions of the terminated secured and unsecured credit facilities, see Item 7 in the Company's Annual Report on Form 10-K for the year ended October 31, 2011, which Item 7 is incorporated herein by reference.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.
Item 9.01                          Financial Statements and Exhibits
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibits are filed as part of this report:

10.1
Credit Agreement, dated as of September 21, 2012, by and among Urstadt Biddle Properties Inc., The Bank of New York Mellon, as Administrative Agent, and Wells Fargo Bank, N.A., as Syndication Agent, and the Lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 27, 2012	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

By: /s/ John T. Hayes
John T. Hayes
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
10.1
Credit Agreement, dated as of September 21, 2012, by and among Urstadt Biddle Properties Inc., The Bank of New York Mellon, as Administrative Agent, and Wells Fargo Bank, N.A., as Syndication Agent, and the Lenders named therein.